UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

Community Choice Financial Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-35537	45-1536453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6785 Bobcat Way, Suite 200
Dublin OH 43016
(Address of principal executive offices) (Zip code)

888-513-9395
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Community Choice Financial Inc. (the “Company”) announced today that it had entered into an agreement (the “Restructuring Support Agreement”), setting forth a restructuring, which upon consummation would satisfy its obligation to execute a Deleveraging Transaction (as defined in the Company’s existing revolving credit facility) required under its Senior Secured Notes (defined below).  The Company entered into the Restructuring Support Agreement with the beneficial holders, or investment advisors or managers for (or parties having the contractual right to vote or consent in respect of) certain beneficial holders (the “Noteholder Majority”), representing holders in excess of 50% of the Company’s 10.75% senior secured notes due May 1, 2019 (the “2019 Notes”), 100% of the holders of the Company’s 12.75% senior secured notes due May 1, 2020 (the “2020 Notes” and together with the 2019 Notes, the “Existing Notes,” the Indentures for the Existing Notes, the “Existing Indentures”), and holders in excess of 95% of the 9.0% senior secured notes due 2020 (the “Senior Secured Notes”) issued by a subsidiary of the Company.

Through the consummation of the Deleveraging Transaction, the enterprise will realize a substantial reduction in its cash interest obligations.  The $260 million of Existing Notes will be satisfied.  The $260 million New PIK Notes (defined below) are unsecured, do not require cash interest payments, have extended maturity dates, and may be redeemed for equity in certain circumstances.  The Company believes the improved leverage profile of the enterprise to be in the best interest of all of its stakeholders.

The Deleveraging will be effected by way of a strict foreclosure transaction, pursuant to which the collateral agent under the Existing Indentures, acting at the direction of the Noteholder Majority of each of the Existing Notes, will acquire all right, title and interest in and to all of the assets of the Company, including the issued and outstanding equity interests in each of the Company’s direct subsidiaries (the “Foreclosure Assets”) and such assets will be transferred to a new limited liability company (or other corporate entity) (the “Opco”) not owned or controlled by the Company.  The Foreclosure Assets constitute all of the assets of the Company.  The Opco will be an indirect wholly owned subsidiary of a newly formed holding company (the “Newco”).  As a result of the strict foreclosure transaction, all obligations represented by the Existing Notes will be extinguished.

The Newco is expected to issue three classes of common units in connection with the deleveraging, the terms of which are described below (collectively, the “Common Units”):

•	Class A Common Units,
•	Class B Common Units, and
•	Class C non-voting Common Units (which may be issued to holders of existing equity of the Company)

Generally, the Deleveraging Transaction will provide that:

•

The Company’s obligations under its existing $42.0 million revolving credit agreement will be extended to mature four and one-half years after the closing date of the transaction and will be assumed by the Opco and the Senior Secured Notes (which are backed by the revolving credit agreement) will remain outstanding and similarly extended (in each case, subject to amendment as provided in the term sheet attached as Exhibit 1 to the Restructuring Support Agreement (the “Term Sheet”)).

•

The holders of the Senior Secured Notes will receive Newco Class B Common Units representing approximately 12.3% of the total number of outstanding Common Units of the Newco outstanding on the effective date.

•

The holders of the Existing Notes will receive their pro rata share of (i) a new series of 10.75% Unsecured PIK Notes issued by the Newco (the “New PIK Notes”), which will mature five years after the closing date of the transaction, which New PIK Notes may, under certain circumstances be redeemed in Class A Common Units of the Newco and shall have other terms as described in the Term Sheet and (ii) 100% of Class A Common Units of the Newco issued on the effective date.

o

The Class A Common Units issued on the Effective Date are subject to dilution by the Class B Units, Class C Units, Class A Common Units that may be issued in redemption of the New PIK Notes, Common Units in respect of issuances of additional debt securities, and Common Units issuable under the MIP.  In the event that the New PIK Notes are redeemed in Class A Common Units, the number of such units will represent 99% of all Common Units of Newco other than Class B Common Units, Class C Common Units, and additional Common Units that may be issued in respect of a Qualified Financing (as defined in the Term Sheet).

The Class A Common Units and Class B Common Units (which Class B Common Units will represent 12.3% of the aggregate number of the issued and outstanding common units on the effective date, subject to adjustment for any future issuances of common units (i) in consideration for the redemption of the New PIK Notes (“Redemption Units”), or (ii) in connection with the issuance of any additional debt securities (“Additional Financing Units”), such that they continue to represent 12.3% of the issue and outstanding common units (including such Redemption Units and Additional Financing Units, but subject to dilution from the MIP))

will entitle the holders thereof to voting rights as well as customary drag-rights, tag-rights, registration rights and information rights (in each case, subject to the limitations in the governing documents of Newco).  Class C Common Units will be entitled to a percentage (to be agreed) of distributions from the Newco after payments in respect of the Existing Notes have exceeded the balance thereof.  The Class C Common Units shall be subject to dilution from the MIP and other Common Units and other equity interests of Newco that may be issued after the effective date of the Deleveraging.

The Restructuring Support Agreement also (i) requires the establishment of a customary Management Incentive Plan (the “MIP”), pursuant to which a number of non-voting Common Units or profit interests equal to up to 15% of the outstanding Newco Common Units after giving effect to these transactions shall be reserved for participants on terms to be determined by the board of Newco and (ii) establishes governance for the Newco, including as to the composition of the board.  The Company and other parties thereto agree to use commercially reasonable efforts to effectuate the Deleveraging transaction.  Completion of the strict foreclosure transaction remains subject to negotiation and execution of definitive documentation satisfactory in form and substance to the Company and the Noteholder Majority of each of the Existing Notes, in their respective sole discretion, and other conditions, including obtaining further consents described in the Restructuring Support Agreement, including of certain beneficial holders of Existing Notes.

This description of the Restructuring Support Agreement is not complete and is subject in all respects to the terms of the Restructuring Support Agreement attached as an exhibit hereto, which is incorporated herein by reference.

Item 8.01 Other Events

On October 31, 2018, the Board of Directors of the Company decided that it was not in the Company’s best interest to make a $13.72 million interest payment due November 1, 2018 on the Existing Notes.  On November 1, 2018, the Company defaulted on its obligation to make such interest payment.  Each of the Indentures pursuant to which the Existing Notes were issued provides that the Company has a 30-day grace period before an event of default under the Existing Notes indentures will arise in respect of this default.   This default also has caused an “Event of Default” under the Company’s $42.0 million revolving credit agreement. The ultimate beneficiary of the covenants and events of default under the revolving credit facility is a party to the Restructuring Support Agreement described above, pursuant to which it has agreed to support the Deleveraging transactions on the terms thereof.

Forward-Looking Statements and Information

Certain statements contained or incorporated by reference in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “would,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements, including statements regarding the anticipated benefits of the Deleveraging and other statements that are not historical fact. The description of the Restructuring Support Agreement, the Deleveraging and the related transactions set forth herein contain forward-looking statements The Deleveraging remains subject to material conditions, including finalization of the specific terms of the Deleveraging, negotiation of definitive agreements satisfactory to the Noteholder Majority and the Company and satisfaction of all conditions thereto,  and there can be no assurance that CCFI will be successful in completing the Deleveraging or any other similar transaction on the terms described herein, on different terms, or at all.  Any securities that may be issued in the Deleveraging have not been registered under the Securities Act of 1933, as amended, or any state securities laws.  No such securities may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  This current report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, and securities referred to herein.

Item 9.01 Financial Statements and Exhibits:

(d) Exhibits

Exhibit Number	Description
Exhibit 2.1	Restructuring Support Agreement dated as of November 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Choice Financial Inc

Dated: November 1, 2018	By:	/s/ Michael Durbin
Michael Durbin
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer